UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The purpose of this filing is to file the attached presentation regarding executive compensation practices, to be provided to shareholders by Valeant Pharmaceuticals International, Inc. (the "Company") on or after April 4, 2017, as part of the Company's shareholder engagement program.

IMAGE OMITTEDIMAGE OMITTED Valeant Pharmaceuticals Shareholder Engagement Executive Compensation Program

April 4, 2017

Agenda IMAGE OMITTED

• Introductions • Strategic Context • Highlights • 2016 Shareholder Outreach Efforts • Valeant’s Pay Practices • New 2017 Long-Term Incentive Program • New CEO’s Pay Package • 2016 CEO Accomplishments • Other Named Executive Officer (NEO) Compensation • Director Compensation Program Changes • General Discussion IMAGE OMITTED

1

2

Strategic Context IMAGE OMITTED • The last 18 months have been difficult for Valeant, its shareholders, and its employees. However, the Company has successfully stabilized its businesses in 2016 and has a strong turnaround plan in place for 2017-2018 • Valeant has hired a new management team including a new CEO, CFO, General Counsel, and several other key executives. Additionally, the Board of Directors has undergone significant change with 11 of 13 current members joining the Board over the last two years • The Talent & Compensation Committee was also reconstituted with 3 of the 4 members joining the Committee in 2016. The Committee focused on two primary initiatives: 1. Redesigning the executive LTI program which we launched in 2017. A major input into this redesign was the significant shareholder outreach we conducted leading up to the 2016 annual meeting (23 shareholders consulted) 2. Transitioning the management of the company to our new executive team by implementing retention programs for existing executives and new hire compensation packages to attract new talent • Going forward we expect executives to come into line with the new LTI program • Valeant maintains an executive compensation philosophy and program that is focused on the long term, pays for performance while balancing appropriate risk taking, and incorporates shareholder feedback IMAGE OMITTED 3

Highlights IMAGE OMITTED • Mr. Papa’s pay package reflects appropriate and customary terms for recruiting a sitting CEO at a major company, is consistent on an annualized basis with the pharmaceutical industry median, and included a mandatory purchase of $5M Valeant shares upon hire • During 2016, Mr. Papa’s leadership helped stabilize the business, reduce permanent debt and sell non-core assets, rebuild the executive team, improve employee and sales force retention, and improve stakeholder relationships. Valeant’s Board is fully supportive of Mr. Papa as the Company executes its turnaround plan in 2017 - 2018 • In 2017, Valeant implemented a new executive LTI program for its senior-most executives that is consistent with pharmaceutical industry best practices (i.e., annual LTI grants, balanced LTI portfolio, etc.) • Valeant’s pay practices are aligned with industry best practices in terms of change-in-control agreements, minimal perquisites, stock ownership requirements, etc. • The Company recently approved significant director pay reductions that are aligned with the “new” Valeant. The pay program continues to ensure good firm governance and director independence while still allowing to attract and retain highly qualified directors • Valeant was disappointed that shareholder support for its 2016 Say on Pay vote was 62% but has tried to be proactive in soliciting feedback and reflecting it in future decisions IMAGE OMITTED 4

2016 Shareholder Outreach Efforts IMAGE OMITTED • The table below summarizes the key shareholder feedback from the 2016 outreach program, in which 23 shareholders were contacted, and how Valeant specifically addressed this feedback: IMAGE OMITTEDIMAGE OMITTED 5

IMAGE OMITTED Pay Practices at Valeant and the Launch of New Long Term Incentive Program IMAGE OMITTED 6

Valeant’s Pay Practices IMAGE OMITTED • The company maintains the following shareholder friendly pay practices: Ö Stringent senior-executive shareholding requirements ensure long-term orientation: • CEO required to purchase Valeant shares with own money that are required to be held for multiple years • Executive officers are required to hold shares equal to two times base salary plus target annual cash incentive Ö Annual LTI grants going forward rather than historical practice of front-loaded grants Ö Performance-based equity plan designed to deliver low value for low TSR and high value for high TSR Ö The peer group was recently modified to accurately reflect Valeant’s current size Ö Compensation philosophy that targets market median with deviation only as necessary Ö Double trigger change in control equity vesting (i.e., unvested equity awards will accelerate only upon a qualifying termination of employment) Ö No supplemental executive retirement program Ö No excise tax gross-up for executives in the event of a change in control Ö An independent compensation consultant engaged Ö Robust investor outreach program that enables Valeant to obtain ongoing feedback Ö Enhanced clawback policy implemented IMAGE OMITTED 7 Ö No hedging or pledging of company shares

New 2017 Executive LTI Program IMAGE OMITTED • In light of the turnaround strategy and in direct response to feedback received as part of this outreach least year, Valeant changed its executive LTI program in 2017 from front-loaded PSU awards to a traditional LTI mix – Valeant believes that the new LTI program appropriately balances pay and performance with appropriate risk taking • The 2017 executive LTI design (other than the CEO and CFO), is structured as follows: – PSU metrics are weighted 75% return on tangible capital (ROTC) and 25% absolute TSR which has a target goal of 2 times the stock price at grant (i.e., 2017 – 2019 target = $29.30) • The new program is consistent with shareholder preferences for: – A “portfolio” approach, i.e., PSUs and stock options incentivize management to increase Valeant’s share price over the long-term, and RSUs which aid in retention, while ensuring executive stock ownership and mitigating excessive risk taking – The use of a capital metric (ROTC) to align LTI awards with the Company’s focus on improving its tangible capital usage and allocation – The majority of LTI to be delivered in performance-based vehicles (70% in PSUs and stock IMAGE OMITTED8 options)
IMAGE OMITTED

IMAGE OMITTED Specific 2016 Compensation Initiatives to Stabilize and Transition Management of the Company IMAGE OMITTED 9

New CEO’s Compensation Package IMAGE OMITTED • Given Valeant’s high profile, significant drop in share price, and the need for a significant business transformation, the Board agreed it was paramount for the Company to hire a proven, long-tenured sitting CEO with pharmaceutical experience – The majority of our new hire CEO’s pay is based on long-term stock price performance IMAGE OMITTED *Vesting on 50% of the buyout RSUs may be accelerated to the second anniversary if goals relating to (i) succession planning, (ii) government relations, (iii) employee relations, (iv) customer relations and (v) shareholder relations are achieved – The market competitive base salary, target bonus, and 2016 new hire LTI awards were required to attract Mr. Papa to take on the challenging Valeant CEO role • The size of the 2016 new hire LTI award of $40M converts to $10M (annualized over 4 years) and this is in line with pharmaceutical market median LTI practice – Further, no LTI awards were granted to the CEO in 2017 IMAGE OMITTED 10

Pay for Performance Alignment - CEO IMAGE OMITTED • The current value of Joseph Papa’s LTI awards is significantly below the $52M target grant value ($40M new hire plus $12M buyout; the accounting grant value is also $52M); Valeant’s price would need to increase to $60 in order for the value to surpass the $52M target IMAGE OMITTED Excludes buy-out cash of $8M provided at time of hire to replace lost compensation from former employer IMAGE OMITTED 11

2016 CEO Accomplishments IMAGE OMITTED • Joseph Papa’s accomplishments during 2016 included the following: – Built a new leadership team including the addition of several talented external hires: CFO, General Counsel, Senior Vice President — Business Strategy, Executive Vice President — Dermatology, Chief Quality Officer; – Re-recruited/re-engaged the Company’s workforce: improved our sales force retention from 89% in first quarter 2016 to 94% in fourth quarter 2016 despite asset sale rumors; – Remediated previously identified material weaknesses: tone at the top and non-standard revenue recognition issues; – Significantly improved our customer relations, especially with Walgreens, KOL and Managed Care; – Established new governance process for top-line calls, monthly financial review, quarterly business reviews, senior leadership team and Executive Committee meetings; – Implemented a strategic asset divestiture plan, which delivered material results in early 2017; and – Improved relationships with our shareholders and debt-holders. • The Board of Directors recognized the significance and quality of the contributions made by Mr. Papa and awarded Mr. Papa a cash bonus of 50% of his annual target incentive opportunity. IMAGE OMITTED 12

Other Named Executive Officer Compensation IMAGE OMITTED New CFO Compensation Structure (Paul Herendeen) • Given Valeant’s past accounting irregularities and high level of debt, the Company believed that it was essential to recruit a sitting pharmaceutical CFO with a significant level of experience IMAGE OMITTED – The market competitive base salary, target bonus, and 2016 new hire LTI awards were necessary to attract Mr. Herendeen to Valeant – No further LTI awards were granted to the CFO in 2017 • The current value of Paul Herendeen’s LTI awards is well below the $20.6M grant value: IMAGE OMITTED 13

Other Named Executive Officer Compensation IMAGE OMITTED 2016 Retention Awards • In order to ensure an orderly transition from Valeant’s former management team to the new team, retention cash and equity were provided to certain senior executives • For example, the two former EVP Group Company Chairman and former CFO received retention equity ranging from $0.9M to $2.9M and retention cash of $1M • These executives played a critical role in assisting Mr. Papa stabilize the company and ensuring continuity in 2016; they have since departed as the new executive team was put in place Special 2017 Bonus Awards • 2016 was a very challenging year for Valeant and the Company did not meet its financial targets for the annual incentive program – Based on the CEO’s 2016 accomplishments, a performance bonus of $1,125,000 was provided (equal to 50% of his annual target bonus opportunity) – For the CFO and General Counsel, discretionary bonuses of $400,000 and $300,000, respectively, were provided – For other senior leaders, discretionary performance/retention cash bonuses equal to target were put in place with 50% payable in March 2017 and 50% payable in December 2017 IMAGE OMITTED 14

Director Compensation Changes IMAGE OMITTED • In light of the Valeant’s recent performance and in order to align the Company’s director pay with peer levels, several changes were recently approved • Specifically, the following changes were made: 1. Decreased the annual equity retainer by $125,000 (from $375,000 to $250,000) 2. To offset the equity retainer decrease and to align the Company’s director pay mix (i.e., cash versus equity) with market practice, the cash retainer was increased by $25,000 (from $75,000 to $100,000) 3. The Audit Committee Chair retainer was decreased from $50,000 to $40,000* 4. The Lead Director retainer was decreased from $100,000 to $75,000* 5. The share ownership requirement was changed to be five times the annual cash retainer in line with market practice (from a flat $2M value) • Total compensation for the median-paid Valeant director is scheduled to decrease by more than 20% * Audit Chair and Lead Director will continue to have meaningful retainers to help ensure continued good governance and independence IMAGE OMITTED
15

General Discussion IMAGE OMITTED • Questions? • We welcome your feedback on Valeant’s evolving executive compensation program and any suggestions going forward – From your investor perspective, what Valeant executive compensation practices/design features do you support and are less likely to support? IMAGE OMITTED 16